CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Firsthand Funds and to the use of our reports on the financial statements and financial highlights of Technology Value Fund, Technology Leaders Fund, Technology Innovators Fund and Medical Specialists Fund, each a series of Firsthand Funds each dated January 18, 1999. Such financial statements and financial highlights appear in the 1998 Annual Reports to Shareholders, which is incorporated by reference in the Registration Statement.


                                             /s/ Tait, Weller and Baker

                                             TAIT, WELLER AND BAKER


Philadelphia, Pennsylvania
February 24, 1999